UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2020 (September 9, 2020)

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38908	84-4052441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share (the “Warrants”) (1)	N/A (1)	N/A (1)

(1) DraftKings Inc. filed a Form 25 on July 20, 2020 to delist and deregister its Warrants. The delisting became effective on June 30, 2020 and the Warrants are no longer trading on Nasdaq. The deregistration of the Warrants under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Accounting Officer

On September 9, 2020, the board of directors (the “Board”) of DraftKings Inc. (“DraftKings” or the “Company”) appointed Erik Bradbury as the Company’s Chief Accounting Officer and principal accounting officer, effective September 10, 2020. Effective as of Mr. Bradbury’s appointment, Jason Park, the Company’s Chief Financial Officer and principal financial officer, will no longer serve as the Company’s principal accounting officer.

Mr. Bradbury, 42, has over 16 years of experience, most recently as a Partner with Ernst & Young, from July 2017 to September 2020. From September 2015 until September 2017, Mr. Bradbury served as a Professional Accounting Fellow at Financial Executives International. Prior to his role as a Professional Accounting Fellow, Mr. Bradbury spent 11 years in Ernst & Young’s U.S. Assurance practice where he served in multiple roles, including within the National Professional Practice Group, Financial Accounting Advisory Services practices, and as an auditor. Mr. Bradbury holds a Bachelor’s degree in accounting from Brigham Young University and is a Certified Public Accountant.

In connection with his appointment as Chief Accounting Officer, the Compensation Committee and the Board have approved a restricted stock unit award with a grant date fair value of $167,500, 25% of which will vest on October 1, 2021, and the remainder of which will vest in quarterly installments over the first three years following the first vesting date. The Compensation Committee and the Board have also approved a performance stock unit award with a grant date fair value of $82,500 that will vest at, or shortly following, the end of 2021, subject to the level at which revenue growth performance conditions are achieved.

Mr. Bradbury does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K and there is no arrangement or understanding between Mr. Bradbury and any other person pursuant to which Mr. Bradbury was selected to serve as DraftKings’ Chief Accounting Officer and principal accounting officer. Mr. Bradbury is not related to any member of the Board or any executive officer of DraftKings.

The change in principal accounting officer was not a result of any disagreement on any matter relating to DraftKings’ accounting practices, operations or policies.

Item 7.01 Regulation FD Disclosure.

On September 10, 2020, the Company issued a press release announcing that it has appointed Erik Bradbury to serve as the Company’s Chief Accounting Officer and principal accounting officer.

A copy of the press release is filed as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 10, 2020, announcing appointment of Erik Bradbury as DraftKings’ Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Date: September 10, 2020	By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary